UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2004

ANGELO AND MAXIE’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9684	33-0147725
(State of other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 North Riverside, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (312) 466-3950

(Former name or former address, if changed since last report.)

ITEM 2.   ACQUISITION OR DISPOSITION

On January 7, 2004 the Registrant completed its previously announced sale of three of its steakhouses located in Midtown Manhattan, New York, Reston, Virginia, and Washington, D.C., to McCormick and Schmick Restaurant Corp., a large national restaurant operator.  Pursuant to the purchase agreement, the Company received $5,350,000 in cash subject to certain adjustments for current assets and current liabilities.  On January 15, 2004, the Registrant issued a press release announcing the sale.  The Registrant hereby incorporates by reference the information set forth in the press release, a copy of which is attached hereto as Exhibit 99.1.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(b)  Pro forma financial information

In accordance with Item 7(b)(2) of Form 8-K, financial statements required by Item 7(b) of Form 8-K shall be filed by amendment as soon as practicable and in no event later than 60 days after the filing date of this Report on Form 8-K.

(c)  Exhibits

99.1 Press Release dated January 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANGELO AND MAXIE’S, INC. (Registrant)

Date: January 21, 2004	By:	/s/ EMANUEL N. HILARIO
Emanuel N. Hilario
Vice President and Chief Financial Officer